Schedule B
Dated August 15, 2016
To The
Expense Limitation Agreement
Dated July 29, 2013
Between
Touchstone Strategic Trust and Touchstone Advisors, Inc.

FYE 6/30	Class	Expense Limit	Termination Date
Touchstone Credit Opportunities Fund	A	1.69%	October 30, 2017
	C	2.44%	October 30, 2017
	Y	1.44%	October 30, 2017
	Institutional	1.34%	October 30, 2017
Touchstone International Small Cap Fund	A	1.55%	October 30, 2017
	C	2.30%	October 30, 2017
	Y	1.30%	October 30, 2017
	Institutional	1.18%	October 30, 2017
Touchstone Global Growth Fund	A	1.41%	October 30, 2017
	C	2.16%	October 30, 2017
	Y	1.16%	October 30, 2017
	Institutional	1.06%	October 30, 2017
Touchstone Large Cap Fund	A	1.12%	October 30, 2017
	C	1.87%	October 30, 2017
	Y	0.87%	October 30, 2017
	Institutional	0.77%	October 30, 2017
Touchstone Large Company Growth Fund	A	1.23%	October 30, 2017
	C	1.98%	October 30, 2017
	Y	0.98%	October 30, 2017
	Institutional	0.88%	October 30, 2017
Touchstone Small Cap Value Opportunities Fund	A	1.43%	October 30, 2017
	C	2.18%	October 30, 2017
	Y	1.18%	October 30, 2017
	Institutional	1.10%	October 30, 2017
Touchstone Value Fund	A	1.08%	October 30, 2017
	C	1.83%	October 30, 2017
	Y	0.83%	October 30, 2017
	Institutional	0.68%	October 30, 2017

This Schedule B to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:	/s/ Terrie Wiedenheft

TOUCHSTONE ADVISORS, INC.

By:	/s/ Terrie Wiedenheft

By:	/s/ Steve Graziano